SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
              THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       APPLIED CELLULAR TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:

       -------------------------------------------------------------------------

    5) Total fee paid:

       -------------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

       -------------------------------------------------------------------------

    2) Form, Schedule or Registration Statement No.:

       -------------------------------------------------------------------------

    3) Filing Party:

       -------------------------------------------------------------------------

    4) Date Filed:

       -------------------------------------------------------------------------

                                [CORPORATE LOGO]


Richard J. Sullivan
Chairman of  The Board and
     Chief Executive Officer


                                                   July 28, 1997

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders which will be held on Wednesday, August 20, 1997, at 9:00 a.m. Central Daylight Time, at the Chateau on the Lake, 415 North State Highway 265, Branson, Missouri 65616.

         The enclosed Notice and Proxy Statement contain details concerning the business to come before the meeting. You will note that the Board of Directors of the Company recommends a vote "FOR" the election of the Board of Directors to serve until the next Annual Meeting of Shareholders and a vote "FOR" each of the other proposals described in the enclosed Notice and Proxy Statement.

         Since it is important that your shares be represented at the meeting whether or not you plan to attend in person, please indicate on the enclosed proxy your decision about how you wish to vote and sign, date and return the proxy promptly in the envelope provided. If you find it possible to attend the meeting and wish to vote in person, you may withdraw your proxy at that time. Your vote is important, regardless of the number of shares you own.


                                   Sincerely,


                                   Richard J. Sullivan

                               [CORPORATE LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE OWNERS OF COMMON STOCK
OF APPLIED CELLULAR TECHNOLOGY, INC.

     The Annual Meeting of Shareholders of Applied Cellular Technology, Inc., a Missouri corporation (the "Company"), will be held at the Chateau on the Lake, 415 North State Highway 265, Branson, Missouri 65616, on Wednesday, August 20, 1997, at 9:00 a.m. Central Daylight Time, for the following purposes:

     1. To elect a Board of Directors to hold office until the next Annual Meeting of Shareholders or until their respective successors have been elected or appointed;

     2. To ratify the appointment of Rubin, Brown, Gornstein & Co., LLP as independent auditors of the Company to serve for the 1997 fiscal year;

     3. To approve an increase in the number of authorized shares of common stock from 20,000,000 to 40,000,000;

     4. To approve the increase in the number of authorized shares of preferred stock from 1,000,000 to 5,000,000;

     5. To approve an amendment to the Company's articles of incorporation to allow the Board of Directors to adopt and amend the By-Laws without further action by the shareholders;

     6. To approve a further amendment and restatement of the articles of incorporation of the Company;

     7. To approve an increase in the number of shares of common stock reserved for issuance under the Company's 1996 Non-Qualified Stock
          Option Plan from 2,000,000 to 5,000,000, to approve certain other changes to the Plan, and ratify options granted under the Plan since the 1996 Annual Meeting; and

     8. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Only shareholders of record on the books of the Company at the close of business on July 10, 1997 are entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. A list of shareholders entitled to vote will be available for inspection during normal business hours at the offices of the Company, Suite 5, James River Professional Center, Highway 160 & CC, Nixa, Missouri 65714 for ten days prior to the meeting.

                          By Order of the Board of Directors


                          RICHARD J. SULLIVAN, Secretary


Nixa, Missouri
July 28, 1997

EACH SHAREHOLDER IS URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY PROMPTLY. IN THE EVENT A SHAREHOLDER DECIDES TO ATTEND THE MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                                [CORPORATE LOGO]


           Suite 5, James River Professional Center, Highway 160 & CC
                              Nixa, Missouri 65714

                                                                   July 28, 1997

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 20, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Applied Cellular Technology, Inc., a Missouri corporation (the "Company"), to be voted at the Annual Meeting of Shareholders of the Company to be held on August 20, 1997 at 9:00 a.m. Central Daylight Time, at the Chateau on the Lake, 415 North State Highway 265, Branson, Missouri 65616, and at any adjournments or postponements thereof (the "Annual Meeting" or the "Meeting").

Voting and Revocability of Proxies

     When proxies are properly dated, executed and returned, the shares they represent will be voted at the Meeting in accordance with the instructions of the shareholder. If no specific instructions are given, the shares will be voted FOR the election of the directors set forth herein, FOR ratification of the appointment of auditors, FOR the amendment to increase the number of authorized shares of common stock, FOR the amendment to increase the number of authorized shares of preferred stock, FOR the amendment to the Company's articles of incorporation to allow the Board of Directors to adopt and amend the By-Laws without further action by the shareholders, FOR the amendment to the Company's articles of incorporation to eliminate cumulative voting for Directors, FOR the further amendment and restatement of the articles of incorporation of the Company and FOR the amendments to the Company's 1996 Non-Qualified Stock Option Plan and FOR ratification of certain options granted thereunder such the 1996 Annual Meeting. In addition, if other matters come before the Meeting, the persons named in the accompanying form of Proxy will vote in accordance with their best judgement with respect to such matters. A shareholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the Annual Meeting, by giving written notice to the Company's Secretary bearing a later date than the proxy, or by giving a later dated proxy. Any written notice revoking a proxy should be sent to: Proxy Services Corporation, 777 Jersey Avenue, Jersey City, NJ 07310. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be present or represented for purposes of determining whether shareholder approval of a matter has been obtained.

Record Date and Share Ownership

         Only shareholders of record on the books of the Company at the close of business on July 10, 1997 will be entitled to vote at the Meeting or adjournments or postponements thereof. Each owner of record on the record date is entitled to one vote for each share of Common Stock of the Company so held. As of the close of business on July 10, 1997, there were 9,570,022 shares of Common Stock outstanding.

                              ELECTION OF DIRECTORS
                                  (Proposal 1)

Board of Directors

         Pursuant to the By-Laws, each Director shall serve until the annual meeting of shareholders, or until his successor is elected and qualified. The Company's basic philosophy mandates the inclusion of directors who will be representative of management, employees and the minority shareholders of the Company. Directors may only be removed for "cause".

         As described below, a proposal will be presented at the meeting to allow the Directors to amend the By-Laws of the Company in the future without further shareholder authorization. If that proposal is approved, it is anticipated that the By-Laws will be amended prior to the 1998 annual meeting of shareholders to provide for the terms of office of the Directors to be staggered, so that only a portion of the Board will be elected each year.

     Cumulative voting applies in the election of Directors, so that each shareholder will have the right to cast as many votes are shall equal the number of shares held multiplied by five (the number of Directors to be elected). Unless otherwise indicated, the shares represented by this proxy will be voted for each nominee named below, and the number of votes will be allocated equally among them. Should any one or more of these nominees become unable to serve for any reason, or for good cause will not serve, which is not anticipated, the Board of Directors may, unless the Board by resolution provides for a lesser number of Directors, designate substitute nominees, in which event the persons named in the enclosed proxy will vote proxies that would otherwise be voted for all named nominees for the election of such substitute nominee or nominees. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED BELOW.

Name                  Age   Position/Committees              Position Held Since
----                  ---   -------------------              -------------------

Richard J. Sullivan   57    Chairman, CEO (1,2)               May, 1993

Garrett A. Sullivan   62    Director, President, COO (1,3)    March, 1995

Daniel E. Penni       49    Director (1,2,3)                  March, 1995

Angela M. Sullivan    37    Director (1,2)                    April, 1996

Arthur F. Noterman    55    Director (1,3)                    February, 1997

-----------------------------------

(1)  Member of the Executive Committee
(2)  Member of the Compensation Committee
(3)  Member of the Audit Committee

Richard J. Sullivan: Mr. Sullivan was elected to the Board of Directors, and named Chief Executive Officer, in May, 1993. He is Chairman of the Executive and Compensation committees. He was appointed Secretary in March, 1996. Mr. Sullivan is currently Chairman of Great Bay Technology, Inc., an affiliate of the Company. From August 1989 to December 1992, Mr. Sullivan was Chairman of the Board of Directors of Consolidated Convenience Systems, Inc., in Springfield, Missouri. He has been the Managing General Partner of The Bay Group, a merger and acquisition firm with its offices in New Hampshire, since February, 1985. Mr. Sullivan was formerly Chairman and Chief Executive Officer of Manufacturing Resources, Inc., Boston, Massachusetts and was Chairman and CEO of Encode Technology, Nashua, New Hampshire from February, 1984 to August, 1986.

Garrett A. Sullivan: Mr. Sullivan (who is not related to Richard J. Sullivan) was named President, Secretary and Acting Chief Financial Officer in March, 1995. He was elected to the Board of Directors in August, 1995. He was an Executive Vice President of Envirobusiness, Inc., an environmental consulting firm, from 1993 to 1994. From 1988 to 1993 he served as president and chief officer of two companies in the electronics and chemical industries which were subsidiaries of Philips North America. He was a partner in the Bay Group from 1988 to 1993. Mr. Sullivan was President of Granada Hospital Group, Burlington, Massachusetts, from 1981 to 1988. Mr. Sullivan received a Bachelor of Arts Degree from Boston University in 1960 and obtained an MBA from Harvard University in 1962.

Daniel E. Penni: Mr. Penni has served as a Director since March, 1995. He is currently a Branch Manager for Arthur J. Gallagher & Co. He has worked in many sales and administrative roles in the insurance business since 1969. He was President of the Boston Insurance Center, Inc. from 1986 to 1988. Mr. Penni was founder and President of BIC Equities, Inc., a broker/dealer firm. Mr. Penni graduated with a Bachelor of Sciences degree in 1969 from the School of Management at Boston College.

Angela M. Sullivan: Ms. Sullivan was elected to the Board of Directors in April, 1996. From 1988 to present Ms. Sullivan has been a partner in the Bay Group, President of Great Bay Technology, Inc., and President of Spirit Saver, Inc. Ms. Sullivan received a Bachelor of Science degree in Business Administration in 1980 from Salem State College. Ms. Sullivan is married to Richard J. Sullivan.

Arthur F. Noterman: Mr. Noterman, a Chartered Life Underwriter, was appointed, in February 1997, a Director of the Company to fill a vacancy and is Chairman of the Audit Committee. Since 1965, Mr. Noterman has represented various national insurance companies in assisting primarily high net worth individuals and smaller companies in determining appropriate insurance and investment strategies. An operator of his own insurance agency, Mr. Noterman is a registered NASD broker affiliated with a Chicago, IL. registered Broker/Dealer. Mr. Noterman attended Northeastern University from 1965 to 1975, and obtained the Chartered Life Underwriters Professional Degree in 1979 from The American College, Bryn Mawr, Pennsylvania. Mr. Noterman is a licensed life and health insurance broker.

Ownership of Equity Securities in the Company

         The  following  table  sets  forth  information   regarding  beneficial
ownership of the Company's Common Stock by each Director and the Directors and Executive Officers as a Group as of July 10, 1997:

                                     Aggregate Number        Percent of
                                         Of Shares          Outstanding
Name                                Beneficially Owned         Shares
----                                ------------------      -----------
Richard J. Sullivan                      1,822,045(1)         19.04%
Garrett A. Sullivan                        204,000(2)          2.13%
Daniel E. Penni                             36,765(3)            *
Angela M. Sullivan                          25,000(3)            *
Arthur F. Noterman                          25,000(3)            *
All Directors and Executive
Officers as a Group  (6 persons)         2,262,810(4)         23.64%

---------------
* Represents less than 1% of the issued and outstanding shares of Common Stock of the Company.
(1) Includes 188,809 shares owned by The Bay Group, 405,127 shares owned by Great Bay Technology, Inc., and 1,130,000 shares which may be acquired upon the exercise of options, 630,000 of which are now exercisable and 500,000 of which are not now exercisable. The Bay Group is controlled by Richard J. Sullivan and Angela M. Sullivan. Great Bay Technology, Inc. is controlled by Richard J. Sullivan, Angela M. Sullivan and Stephanie Sullivan.
(2) Includes 150,000 shares which may be acquired upon the exercise of options which are not now exercisable.
(3) Includes 25,000 shares which may be acquired upon the exercise of options which are not now exercisable.
(4) Includes 1,405,000 shares which may be acquired upon the exercise of options, 630,000 of which are now exercisable and 775,000 of which are not now exercisable.

     The following table sets forth information concerning warrants to purchase shares of common stock of the Company which are owned beneficially by directors and officers of the Company individually and as a group as of July 10, 1997:


                               Class of  Number of    Percent of  Exercise Price
Name                           Warrants  Warrants(1)    Class        Per Share
----                           --------  -----------  ----------  --------------

Richard J. Sullivan (2)        Class H     250,000      55.56%        $2.00
                               Class K     250,000     100.00%        $2.00
Garrett A. Sullivan            Class H     100,000      22.22%        $2.00
                               Class I      50,000      11.11%        $2.00
Daniel E. Penni                    -            -        -
Angela M. Sullivan                 -            -        -
Arthur F. Noterman                 -            -        -
All Directors and Officers
  as a group (6)               Class H     350,000      77.78%        $2.00
                               Class I      50,000      11.11%        $2.00
                               Class K     250,000     100.00%        $2.00

--------------------

(1) Pursuant to Rule 13(d)(3) under the securities Exchange Act of 1934, as amended, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct a disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, subject to applicable community property laws.
(2) Represents warrants owned by Great Bay Technology, Inc.. Great Bay Technology, Inc. is controlled by Richard J. Sullivan, Angela M. Sullivan and Stephanie Sullivan.

Principal Shareholders

     Set forth in the table below is information as of July 10, 1997 with respect to persons known to the Company (other than officers and directors shown in the preceding table)to be the beneficial owners of more than five percent of the Company's issued and outstanding Common Stock:

                                        Number of Shares      Percent of
Name                                   Beneficially Owned       Class
----                                   ------------------     ----------

Rudolph Kunzli                              656,570             6.86%
The Bruce Reale Trust dated 8/1/90
     Bruce & Margaret Reale,
     Co-Trustees                            676,726             7.07%
Vincent A. & Kim N. Lo Castro               650,000             6.79%
Marc Sherman                                548,945             5.74%



                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information concerning the total remuneration paid or accrued by the Company, to or on behalf of the Company's Chief Executive Officer and to the Company's other executive officers for the last three years:

                                            Summary Compensation Table


                                                                                                  Long Term Compensation
                                        Annual Compensation                    Awards                    Payouts
                                        -------------------                    ------             ----------------------
                                                           Other       Restricted
       Name and Principal                                  Annual        Stock     Options/       LTIP       All Other
       Position (1)         Year     Salary   Bonus     Compensation   Awards (5)  SARs (5)      Payouts    Compensation
       ------------         ----     ------   -------   -------------  ----------  ---------     -------    ------------

Richard J. Sullivan         1996      N/A         $0       $68,816        50,000   1,130,000        $0          $0
        Chairman, CEO and   1995      N/A         $0            $0             0           0        $0          $0
        Secretary           1994      N/A         $0            $0             0           0        $0          $0

Garrett A. Sullivan (2)     1996   $113,966   $25,000           $0        20,000     150,000        $0          $0
        Director,           1995    $27,745       $0            $0             0           0        $0          $0
        President
        and COO             1994      N/A         $0            $0             0           0        $0          $0

Gary A. Gray (3)            1996      N/A         $0            $0             0           0        $0          $0
                            1995    $56,457       $0            $0             0           0        $0          $0
                            1994    $51,346       $0            $0             0           0        $0          $0

David A. Loppert (4)        1996      N/A         $0            $0             0           0        $0          $0
        Vice President,     1995      N/A         $0            $0             0           0        $0          $0
        Treasurer
        and Chief           1994      N/A         $0            $0             0           0        $0          $0
        Financial Officer

--------------------

(1) No executive officer served pursuant to an employment contract through fiscal 1996. See "Termination of Employment and Change of Control Arrangement" below for agreements entered into subsequent to December 31, 1996.
(2) Mr. Sullivan was Secretary until March, 1996 and Acting Chief Financial Officer until February, 1997.
(3) Mr. Gray was President, Secretary and Chief Financial Officer from May, 1993 to March, 1995.
(4)  Mr. Loppert joined the Company in February, 1997.
(5)  Indicates number of securities underlying options.


     The following table contains information concerning the Company's grant of Stock Options under the Company's 1996 Non-Qualified Stock Option Plan, and under another plan described below, to the named officers during the Company's last fiscal year:

                        Option Grants in Last Fiscal Year
                                Individual Grants

                             Number of    % of Total
                             Securities   Options                                 Grant Date
                             Underlying   Granted to     Exercise                   Present
                             Options      Employees       Price       Expiration  Value (3)
Name                         Granted      in 1996         ($/Sh)         Date        ($)
----                         ----------   ----------     --------     ----------  ----------

Richard J. Sullivan(1)          500,000      22.9%        $4.25         08/04/02    $645,000
Richard J. Sullivan(2)          630,000      28.9%        $4.46         10/11/01    $812,700
Garrett A. Sullivan(1)          150,000       6.9%        $4.25         08/04/02    $193,500

--------------

(1) Options granted under the 1996 Stock Option Plan were granted at an exercise price equal to 85% of the fair market value of the Company's common shares on the grant date. These options are exercisable over a five year period beginning with the first anniversary of the grant date. The grant date of the options was August 6, 1996.

(2) The balance of Richard J. Sullivan's options, 630,000, were granted under a special plan set up in June, 1996, effective as of October, 1996, at an exercise price equal to the fair market value of the Company's common shares on the date of the grant. These options are exercisable immediately over a five year period. The grant date of these options was October 11, 1996.

(3) Based on the grant date present value of $1.29 per option share which was derived using the Black-Scholes option pricing model in accordance with rules and regulations of the Securities Exchange Commission and is not intended to forecast future appreciation of the Company's common share price. The Black-Scholes model was used with the following assumptions: dividend yield of 0%; expected volatility of 68.9; risk-free interest rate of 8.5%; and expected lives of 5 years.


Compensation Pursuant to Plans

     Other than disclosed above, the Company has no plans pursuant to which cash or non-cash compensation was paid or distributed during the last fiscal year, or is proposed to be paid or distributed in the future, to the individuals described above.

Compensation of Directors

     Directors of the Company who are not employees of the Company may receive a fee of $250 per meeting for their attendance at meetings of the Company's Board of Directors, and are entitled to reimbursement for reasonable travel expenses.

Termination of Employment and Change of Control Arrangement

     The Company has entered into employment agreements with Richard J. Sullivan, Chairman, and Garrett A. Sullivan, President. The agreements, which are for five-year and three-year terms, respectively, commence June 1, 1997 and end May 31, 2002, and May 31, 2000, respectively, automatically renew for successive one-year terms on each anniversary of the employee's employment beginning with the June 1, 1998 anniversary date. In the event of a "change in control", at the employee's option, he may terminate his employment under the agreement at any time within one year after such change of control. The Company shall pay to the employee a severance payment equal to the maximum amount which would not result in such payment being an excess parachute payment as defined in the Internal Revenue Code. Additionally, upon termination of employment for any reason other than for breach under the agreement, the employee shall be entitled to receive from the Company 36 equal monthly payments of 8.333% of his
compensation   from  the  Company  over  the  12  month  period  for
which his compensation was the greatest. Mr. Richard Sullivan's agreement provides that he may elect to receive a percentage of his salary for each 12 month period in the Company's Common Stock. For the 12 month period commencing June 1, 1997, Mr. Sullivan has elected to receive all of his compensation in stock.

Board Committees and Meetings

         The Company has standing Executive, Audit and Compensation Committees of the Board of Directors. The members of the committees are identified with the list of Board nominees on the preceding pages.

         The Audit Committee recommends for approval by the Board of Directors a firm of certified public accountants whose duty it is to audit the consolidated financial statements of the Company for the fiscal year in which they are appointed, and monitors the effectiveness of the audit effort, the Company's internal and financial accounting organization and controls and financial reporting. The audit committee held 1 meeting during 1996 and has held 1 meeting in 1997.

         The Compensation Committee administers the Company's stock option plan, including the review and grant of stock options to officers and other employees under the Company's stock option plan. The Compensation Committee also reviews and approves various other Company compensation policies and matters, and reviews and approves salaries and other matters relating to the executive officers of the Company. The Compensation Committee acted by written consent four times and met once during 1996, and has acted by written consent seven during 1997.

          The Board of Directors held four meetings during 1996 and acted by written consent 24 times during 1996, and has held two meetings during 1997 and has acted by written consent 24 times during 1997.


                         [Chart of return on investment]



Related Party Transactions

     For services rendered in connection with acquisitions which took place in 1996 and 1995, the Company paid the Bay Group, in shares of the Company's common stock, the equivalent of $457,152 and $126,500, respectively, for investment banking services. In connection with acquisitions which have occurred since
January 1, 1997, the Bay Group received $399,000 for investment banking services, of which $50,000 was paid in cash and the balance in shares of the Company's common stock.


                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                                  (Proposal 2)

     The Board of Directors of the Company, at the recommendation of the Audit Committee, has appointed Rubin, Brown, Gornstein & Co., LLP ("RBG") to serve as independent auditors of the Company for the fiscal year ending December 31, 1997, subject to ratification by the shareholders of the

Company. RBG has served as independent auditors of the Company for many years and is considered by management of the Company to be well qualified.

     Audit services of RBG in 1996 included the examination of the consolidated financial statements of the Company and services related to filings with the Securities and Exchange Commission as well as certain services relating to the consolidated quarterly reports. Additionally, RBG provided certain non-audit services for the Company during 1996 and such services were approved by management. In approving the services, management determined that the nature of the services and the estimated fees to be charged would have no adverse affect on the independence of RBG.

     A representative of RBG is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. The representative will also be available to respond to appropriate questions from shareholders.

     THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR RATIFICATION OF THE APPOINTMENT OF RUBIN, BROWN, GORNSTEIN & CO., LLP AS INDEPENDENT AUDITORS FOR THE 1997 FISCAL YEAR. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR RATIFICATION OF THE APPOINTMENT.

                 INCREASE IN AUTHORIZED NUMBER OF COMMON SHARES
                                  (Proposal 3)

     The Company's Articles of Incorporation authorize it to issue up to 20,000,000 Common Shares, par value $.001 per Common Share. There are currently 9,570,022 shares of Common Stock outstanding. Currently, 2,065,000 shares are reserved for issuance pursuant to outstanding Warrants, 2,000,000 shares are reserved for issuance pursuant to the Company's 1996 Non-Qualified Stock Option Plan, and 630,000 shares are reserved pursuant to an option granted to the Company's Chairman in 1996.

     The Board of Directors proposes that the articles of incorporation of the Company be amended to increase the authorized number of shares of Common Stock to 40,000,000. The Board of Directors believes that the availability of additional authorized but unissued shares will provide the Company with the flexibility to issue Common Stock for other proper corporate purposes which may be identified in the future, such as to raise equity capital, and to acquire entities through the issuance of Common Stock of the Company as consideration.

     Holders of Common Stock of the Company are entitled to cast one vote for each share held at all shareholders meetings for all purposes, including the election of directors, and to share equally on a per share basis in such dividends as may be declared by the Board of Directors out of funds legally available therefor. Upon liquidation or dissolution, each outstanding share of Common Stock will be entitled to share equally in the assets of the Company legally available for distribution to shareholders after the payment of all debts and other liabilities. Common Stock is not redeemable, has no conversion rights and does not have preemptive rights. Thus, should the Board of Directors elect to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. Any such issuance could have a dilutive effect on the earnings per share, voting power, and shareholdings of current shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM 20,000,000 TO 40,000,000. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL.

                INCREASE IN AUTHORIZED NUMBER OF PREFERRED SHARES
                                  (Proposal 4)

     The Company's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of Preferred Stock, par value $10.00 per share. There are currently 61,000 shares of Preferred Stock outstanding, 9,000 of which pay an annual, cumulative, dividend of 8% and have certain conversion rights. The remaining 52,000 outstanding shares pay no dividend and are required to be redeemed by the Company at a redemption price of $100 per share on or before October 1, 1999. The Board of Directors believes that the availability of additional Preferred Stock will provide the Company with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise and which may require the issuance of preferred shares as partial consideration. Having such authorized shares available for issuance will allow the Company to issue Preferred Stock without the expense and delay of a special shareholders' meeting, unless such action is required by applicable law or the rules of any stock exchange on which the Company's stock may then be listed.

     Although the Board of Directors has no intention at the present time of doing so, it could issue a series of Preferred Stock that could, depending on the terms of such series, either impede or facilitate the completion of a merger, tender offer or takeover attempt. For example, such series of Preferred Stock might impede a business combination by including class voting rights which would enable the holder to block such a transaction or facilitate a business combination by including voting rights which would provide a required percentage vote of shareholders. The Board of Directors will make any determination to issue such shares based on its judgement as to the best interest of the Company and its then existing shareholders. The Board of Directors, in so acting, could authorize the issuance of Preferred Stock having terms which could discourage an acquisition attempt or other transaction that some, or a majority, of the shareholders might believe to be in their best interest or in which shareholders might receive a premium for their shares over the then market price of such shares. In this respect, certain companies have recently issued, to the holders of their common shares, preferred shares, rights or warrants to acquire preferred shares or common shares having terms designed to protect against the adverse consequences to shareholders of partial takeovers, front-end loaded two-step takeovers and freezeouts and other abusive takeover tactics. The authorized and unissued shares of Preferred Stock, as well as the authorized and unissued Common Stock, would be available for such purpose.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED PREFERRED SHARES FROM 1,000,000 TO 5,000,000. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL.

                  AMENDMENT TO ALLOW THE BOARD OF DIRECTORS TO
                                AMEND THE BY-LAWS
                                  (Proposal 5)

         The General and Business Corporations Law of Missouri, under which the Company has been established, allows the board of directors of a Missouri corporation to adopt and amend the by-laws of the corporation if so provided in the Articles of Incorporation. The shareholders will be asked to approve an amendment to the articles of incorporation of the Company which will grant such authority to the Board of Directors. The Board of Directors believes that this change would be in the best interest of the Company and its shareholders, since it would allow for the Board to approve changes in the By-Laws when needed without the delay and cost of submitting the proposed changes to the shareholders at an annual or special meeting.

         Although no final determination has been made in this regard, it is anticipated that, if the Board of Directors is granted the authority to amend the By-Laws, amendments would be adopted prior to the 1998 annual meeting of shareholders which would, among other things, provide for a classified Board of Directors and would eliminate cumulative voting for Directors, both of which are permitted to be provided for in the By-Laws. A classified Board would be divided into two or more classes, with multi-year staggered terms of office, so that only a portion of the Directors would be elected each year. Establishment of such a classified board of directors would make it more difficult to change the membership of the Board, and could have the effect of impeding an effort to take control of the Company. If cumulative voting for Directors is eliminated, a group of shareholders holding a majority of the shares entitled to vote in elections of directors would have the power to elect all of the Directors. Under cumulative voting, which is now applicable to the Company, each shareholder has the right to cast as many votes are is equal to the number of shares held multiplied by the number of directors to be elected, which may allow a minority shareholder or group of shareholders, by accumulating votes, to elect one or more directors, depending on the circumstances of an election. Elimination of cumulative voting could have the effect of impeding a change in the membership of the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO ALLOW THE BOARD OF DIRECTORS TO ADOPT OR AMEND THE BY-LAWS WITHOUT FURTHER ACTION BY THE SHAREHOLDERS. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL.


                        AMENDMENT AND RESTATEMENT OF THE
                            ARTICLES OF INCORPORATION
                                  (Proposal 6)

     The Board of Directors has approved a proposed amendment and restatement of the articles of incorporation of the Company which would incorporate the amendments described above, reflect prior amendments, eliminate certain obsolete provisions, make certain other minor modifications and restate the articles of incorporation in their entirety to the form shown in Exhibit A hereto. The amendment and restatement will not be filed unless, in addition to approval of this proposal, the shareholders also approve the proposals referred to above which would amend the articles of incorporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND AND RESTATE THE ARTICLES OF INCORPORATION OF THE COMPANY. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE PROPOSAL.

                          APPROVAL OF AMENDMENTS TO THE
                      1996 NON-QUALIFIED STOCK OPTION PLAN
                                  (Proposal 7)

         In 1996, the shareholders approved the Company's 1996 Non-Qualified Stock Option Plan (the "Option Plan") to aid the Company in attracting, motivating and rewarding management employees and directors by the granting of stock options.

         The Board of Directors has concluded that in order to accomplish the goals of the Option Plan, and to simplify the administration of the Option Plan, it is advisable to amend the Option Plan in the following respects:


     1. Increase the number of shares authorized for issuance under the Option Plan from 2,000,000 to 4,000,000.

     2. Provide that shares delivered to the Company in payment upon the exercise of an option shall again be available for use under the Option Plan.

     3. Provide that, unless Company's Board of Directors appoints a Stock Option Committee of less than all of its members, the Committee which administers the Option Plan and determines option grants shall be the full Board of Directors.

         The affirmative vote of a majority of Common Shares represented and voting at the Annual Meeting is required for approval of the amendments to the Option Plan.

         THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE OPTION PLAN. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR APPROVAL OF THE AMENDMENTS TO THE OPTION PLAN.

                    RATIFICATON OF OPTIONS GRANTED UNDER THE
                      1996 NON-QUALIFIED STOCK OPTION PLAN
                                  (Proposal 8)

          Under the 1996 Non-Qualified Stock Option Plan approved by the shareholders at the 1996 Annual Meeting, options to acquire a total of 1,765,200 shares of Common Stock have been issued by the committee designated for such purpose, of which options for 115,000 shares have been forfeited since the holders are no longer employed by the Company.

THE BOARD OF DIRECTORS RECOMMEND A VOTE FOR RATIFICATION OF THE GRANTS OF THESE OPTIONS UNDER THE OPTION PLAN. UNLESS A CONTRARY CHOICE IS SPECIFIED, PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR SUCH RATIFICATION.

                              CERTAIN TRANSACTIONS

     Effective January 1, 1997, the Company entered into agreements with Bruce Reale and Vincent A. Lo Castro, under which the Company agreed to pay consulting fees to each of them in the amount of $96,000 per calendar quarter, in lieu of dividends otherwise payable in respect of shares of preferred stock of the Company owned Mr. Lo Castro and by a trust affiliated with Mr. Reale, as reflected in the table of principal shareholders set forth above. Effective June 30, 1997, the Company exchanged an aggregate of 650,000 shares of its common stock for 48,000 shares of such preferred stock held by Mr. Lo Castro, and in exchange for certain related warrants. The Company's obligation to pay the consulting fees to Mr. Lo Castro described above was terminated as part of such exchange.

                              SHAREHOLDER PROPOSALS

         Pursuant to the applicable rules under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company's 1998 Proxy Statement. Proposals by Shareholders intended to be presented at the 1998 Annual Meeting must be submitted in writing to the Secretary of the Company no later than November 14, 1997. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regards to the detailed requirements of such securities rules.

                                  OTHER MATTERS

         Financial Statements. The Company's consolidated financial statements for the year ended December 31, 1996, are included in the Company's Annual Report to Shareholders. Copies of the Annual Report are being sent to the Company's shareholders concurrently with the mailing of this Proxy Statement.

       Other Matters. At the date hereof, there are no other matters which the Board of Directors intends to present or has reason to believe others will present at the Meeting. If other matters come before the Meeting, the persons named in the accompanying form of proxy will vote in accordance with their best judgement with respect to such matters.

         Proxy Solicitation. The expense of solicitation of proxies will be borne by the Company. The Company has retained Proxy Services Corporation to solicit proxies. Proxies may also be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally or by written communication, telephone or other electronic means. The Company is required to request brokers and nominees who hold stock in their name to furnish the Company's proxy material to beneficial owners of the stock and will reimburse such brokers and nominees for their reasonable out-of-pocket expenses in so doing.

         The form of proxy and this Proxy Statement have been approved by the Board of Directors and are being mailed and delivered to shareholders by its authority.

                                        RICHARD J. SULLIVAN

                                        Secretary

Nixa, Missouri
July 28, 1997

                                    ANNEX A
                                    [PROXY]


                      THIS PROXY IS SOLICITED ON BEHALF OF
                            THE BOARD OF DIRECTORS OF
                        APPLIED CELLULAR TECHNOLOGY, INC.

Richard J. Sullivan and Garrett A Sullivan, as proxies, each with power of substitution, to represent and vote the shares of stock of Applied Cellular Technology, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the Company to be held on August 20, 1997 and at any postponements or adjournments thereof (the "Annual Meeting") as if the undersigned were present and voting at the meeting.

     1. Election of Directors

       Note: Cumulative voting applies in the election of Directors, so that each shareholder will have the right to cast as many votes are shall equal the number of shares held multiplied by five (the number of Directors to be elected). Unless otherwise indicated, the shares represented by this proxy will be voted for each nominee named below, and the number of votes will be allocated equally among them.

        NOMINEES:
Richard J. Sullivan, Garrett A. Sullivan, Daniel E. Penni, Angela M. Sullivan and Arthur F. Noterman.

         FOR all nominees (except as written on the line below)          [   ]

         WITHHOLD AUTHORITY TO VOTE for all nominees listed below        [   ]

(INSTRUCTIONS: To withhold authority to vote for any individual nominees write the nominee's name on the line below.)

--------------------------------------------------------------------------------
(INSTRUCTIONS: To allocate votes among nominees other than equally, write the nominees' names and indicate the number of votes allocated to each on the line below. Total votes to be cast for the election of Directors shall not exceed the number of shares represented by this proxy multiplied by five.)

--------------------------------------------------------------------------------

     2. Ratification of Rubin, Brown, Gornstein & Co., LLP as independent auditors of the Company for the 1997 fiscal year.
     FOR   [   ]          AGAINST      [   ]          ABSTAIN       [   ]

     3. Approval of an amendment to the articles of incorporation of the Company to increase the authorized number of shares of common stock from 20,000,000 to 40,000,000.
     FOR   [   ]          AGAINST      [   ]          ABSTAIN       [   ]

     4. Approval of an amendment to the articles of incorporation of the Company to increase the authorized number of shares of preferred stock from 1,000,000 to 5,000,000.
     FOR   [   ]          AGAINST      [   ]          ABSTAIN       [   ]

     5.Approval of an amendment to the articles of incorporation of the Company to allow the Board of Directors to adopt and amend the By-Laws without further action by the shareholders.
     FOR   [   ]          AGAINST      [   ]          ABSTAIN       [   ]

     6. Approval of a further amendment and restatement of the articles of incorporation of the Company.
     FOR   [   ]          AGAINST      [   ]          ABSTAIN       [   ]

     7. Approval of amendments to the Company's 1996 Non-Qualified Stock Option Plan (a) to increase the number of shares available for issuance from 2,000,000 to 5,000,000, (b) to allow for reissuance of options for shares delivered to the Company in payment for option shares and (c) to permit grant of options by the whole Board of Directors as well as by a committee of the Board.
     FOR   [   ]          AGAINST      [   ]         ABSTAIN       [   ]

     8. Ratification of options to purchase an aggregate of ____ shares of the Company's common stock granted under the Company's 1996 Non-Qualified Stock Option Plan since the 1996 Annual Meeting of Shareholders.
     FOR   [   ]          AGAINST      [   ]         ABSTAIN       [   ]

     9. In their discretion, on any other business that may properly come before the Meeting. The shares represented hereby will be voted in accordance with the directions set forth above and, where no directions are given, such shares will be voted for the nominees for Director named above and for each proposal referred to above.

                                     Dated, 1997


                                     ---------------------------------
                                     Signature


                                     ---------------------------------
                                     Signature

Please sign, date and return in the enclosed envelope. Joint Owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians or corporation officers, should give full title.